                          EDISON MISSION HOLDINGS CO.
                           OFFER FOR ALL OUTSTANDING
                      8.137% SENIOR SECURED BONDS DUE 2019
                                IN EXCHANGE FOR
               8.137% SENIOR SECURED EXCHANGE BONDS DUE 2019 AND
                      8.734% SENIOR SECURED BONDS DUE 2026
                                IN EXCHANGE FOR
                 8.734% SENIOR SECURED EXCHANGE BONDS DUE 2026
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

To: BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

    Edison Mission Holdings Co. (the "Company") is offering, upon and subject to
the terms and conditions set forth in the Prospectus, dated          , 2000 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") (i) an aggregate principal amount of up to $300,000,000 of the Company's 8.137% Senior Secured Bonds due 2019 (the "Exchange 2019 Bonds"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 8.137% Senior Secured Bonds due 2019 (the "Original 2019 Bonds") from the registered holders thereof, and
(ii) an aggregate principal amount of up to $530,000,000 of the Company's 8.734% Senior Secured Bonds due 2026 (the "Exchange 2026 Bonds" and, together with the Exchange 2019 Bonds, the "Exchange Bonds"), which have been registered under the Securities Act, for a like principal amount of the Company's issued and outstanding 8.734% Senior Secured Bonds due 2026 (the "Original 2026 Bonds" and, together with the Original 2019 Bonds, the "Original Bonds"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated May 27, 1999, by and among the Company and the initial purchasers referred to therein.

    We are requesting that you contact your clients for whom you hold Original Bonds regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Bonds registered in your name or in the name of your nominee, or who hold Original Bonds registered in their own names, we are enclosing the following documents:

        1. Prospectus dated          , 2000;

        2. The Letter of Transmittal for your use and for the information of your clients;

        3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Bonds are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

        4. A form of letter which may be sent to your clients for whose account you hold Original Bonds registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6. Return envelopes addressed to United States Trust Company of New York, the Exchange Agent for the Exchange Offer.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON          , 2000, UNLESS EXTENDED BY THE
COMPANY (THE "EXPIRATION DATE"). ORIGINAL BONDS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agents Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Bonds should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

    If a registered holder of Original Bonds desires to tender, but such Original Bonds are not immediately available, or time will not permit such holder's Original Bonds or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

    The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Original Bonds held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Original Bonds pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to United States Trust Company of New York, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                          Very truly yours,

                                          EDISON MISSION HOLDINGS CO.

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

                                       2